EXHIBIT 21.1.

VCA ANTECH, INC.

VCA LIST OF WHOLLY OWNED SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION

West Los Angeles Veterinary Medical Group, Inc.	California

VCA Clinical Veterinary Labs, Inc.	California

Lakewood Animal Hospital, Inc.	California

Robertson Animal Hospital, Inc.	California

Northern Animal Hospital Inc.	Arizona

VCA of San Jose, Inc.	California

VCA Real Property Acquisition Corporation	California

VCA of Colorado – Anderson, Inc.	California

Anderson Animal Hospital, Inc.	Colorado

VCA of Teresita, Inc.	California

VCA – Asher, Inc.	California

Wingate, Inc.	Colorado

VCA – Mission, Inc.	California

VCA Albuquerque, Inc.	California

VCA Wyoming Animal Hospital, Inc.	California

Berwyn Veterinarian Hospital, Inc.	Illinois

VCA Rossmoor, Inc.	California

Rossmoor – El Dorado Animal Hospital, Inc.	California

VCA Albany Animal Hospital, Inc.	California

VCA Howell Branch Animal Hospital, Inc.	California

VCA Cacoosing Animal Hospital, Inc.	California

Cacoosing Animal Hospital, Ltd.	Pennsylvania

VCA Cenvet, Inc.	California

VCA Anderson of California Animal Hospital, Inc.	California

South County Veterinary Clinic, Inc.	California

VCA Clinipath Labs, Inc.	California

VCA Eagle River Animal Hospital, Inc.	California

Eagle River Animal Hospital, Inc.	Alaska

VCA Miller-Robertson	California

Miller Animal Hospital, Inc.	California

VCA Marina Animal Hospital, Inc.	California

Veterinary Hospitals, Inc. (DBA: Marina Veterinary Clinic)	California

VCA All Pets Animal Complex, Inc.	California

VCA APAC Animal Hospital, Inc.	California

VCA Northwest Veterinary Diagnostics, Inc.	California

VCA East Anchorage Animal Hospital, Inc.	California

Fox Chapel Animal Hospital, Inc.	Pennsylvania

MS Animal Hospital, Inc.	California

VCA Professional Animal Laboratory, Inc.	California

Florida Veterinary Labs, Inc.	Florida

VCA Detwiler Animal Hospital, Inc.	California

Detwiler Veterinary Clinic, Inc.	Pennsylvania

VCA Lakeside Animal Hospital, Inc.	California

Tampa Animal Medical Center, Inc.	Florida

VCA Silver Spur Animal Hospital, Inc.	California

Silver Spur Animal Hospital, Inc.	California

VCA Lewis Animal Hospital, Inc.	California

Lewelling Veterinary Hospital, Inc.	California

VCA South Shore Animal Hospital, Inc.	California

VCA Alpine Animal Hospital, Inc.	California

VCA Greater Savannah Animal Hospital, Inc.	California

VCA Kaneohe Animal Hospital	California

VCA Lammers Animal Hospital, Inc.	California

Lammers Veterinary Hospital, Inc.	California

VCA Referral Associates Animal Hospital, Inc.	California

VCA Clarmar Animal Hospital, Inc.	California

Clarmar Animal Hospital, Inc.	California

VCA Northboro Animal Hospital, Inc.	California

VCA Animal Hospitals, Inc.	California

Pets’ Rx Nevada, Inc.	Nevada

William C. Fouts, DVM, Ltd.	Nevada

H.B Animal Clinics, Inc.	California

Princeton Animal Hospital, Inc.	California

Old Town Veterinary Hospital, Inc.	Virginia

North Rockville Veterinary Hospital, Inc.	Maryland

VCA Lamb & Steward Animal Hospital, Inc.	California

VCA Squire Animal Hospital, Inc.	California

VCA Rohrig Animal Hospital, Inc.	California

VCA of New York, Inc.	Delaware

Glen Animal Hospital, Inc.	New York

VCA Texas Management, Inc.	California

Lake Jackson Veterinary Clinic	Texas

VCA Centers – Texas, Inc.	Texas

Preston Park Animal Hospital, Inc.	Texas

Tanglewood Pet Hospital, Inc.	Texas

VCA Castle Shannon Veterinary Hospital Inc.	California

Golden Merger Corporation	Delaware

Pet’s RX, Inc.	Delaware

Eagle Park Animal Clinic, Inc.	Indiana

Newark Animal Hospital, Inc.	Delaware

Academy Animal, Inc.	Maryland

Edgebrook, Inc.	New Jersey

Riviera Animal Hospital, Inc.	Florida

PPI of Pennsylvania, Inc.	Delaware

Noyes Animal Hospital, Inc.	Illinois

Professional Veterinary Services, Inc.	Indiana

The Pet Practice (Florida), Inc.	Delaware

The Pet Practice (Illinois), Inc.	Delaware

The Pet Practice of Michigan, Inc.	Delaware

The Pet Practice (Massachusetts), Inc.	Massachusetts

Spanish River Animal Hospital, Inc.	Florida

VCA Closter, Inc.	New Jersey

AAH Merger Corporation	Delaware

Northside Animal Hospital, P.C.	Connecticut

Animal Clinic of Santa Cruz, Inc.	California

Freehold, Inc.	New Jersey

Highlands Animal Hospital, Inc.	Virginia

W.E. Zuschlag, D.V.M. Worth Animal Hospital, Corp.	Illinois

Diagnostic Veterinary Service, Inc.	California

VCA Alabama, Inc.	Alabama

VCA Dover Animal Hospital, Inc.	Delaware

Main Street Small Animal Hospital, Inc.	California

Animal Center, Inc.	California

VCA Kirkwood Animal Hospital, Inc.	Delaware

VCA Kirkwood Animal Hospital Boarding & Grooming, Inc.	Delaware

Southeast Area Veterinary Medical Center, PC	Colorado

Associates in Pet Care, S.C.	Wisconsin

Toms River Veterinary Hospital, P.A.	New Jersey

Tempe Vets	Arizona

CVT, Inc.	California

Marlijo, Inc.	California

University Pet Clinic Inc.	California

West Shore Veterinary Hospital, Inc.	Pennsylvania

Ocean Beach Veterinary Clinic, Inc.	Washington

Brown Animal Hospital, Inc.	Vermont

Vicar Operating, Inc.	Delaware

Lafayette Veterinary Hospital, PC	Indiana

VCA St. Petersburg Animal Hospital, Inc.	California